UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2019

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Utah Ave. Suite 200 South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.10 par value	VXRT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

Resignation of Directors

On October 25, 2019, Geoffrey F. Cox, Ph.D. and John P. Richard each resigned as a member of our board of directors and all committees thereof, effective as of October 25, 2019. Dr. Cox and Mr. Richard each indicated that their decision to resign was not a result of any disagreement with us on any matter relating to our operations, policies or practices.

(d)

Appointment of Directors

On October 25, 2019, our board of directors appointed, effective as of October 25, 2019, each of Steven J. Boyd, Todd C. Davis, Keith Maher, M.D. and Robert A. Yedid to serve on our board of directors, until his successor is elected and qualified, or sooner in the event of his death, resignation or removal. Our board of directors has determined that each of Messrs. Davis and Yedid meet the requirements for independence under the applicable listing standards of The Nasdaq Stock Market LLC and the Securities Exchange Act of 1934, as amended. Our board of directors has determined that Mr. Boyd and Dr. Maher are not independent by virtue of their positions with Armistice Capital, LLC which beneficially owns more than 50% of our common stock.

Steven J. Boyd, age 38, has served since 2012 as the Chief Investment Officer of Armistice Capital, LLC, a long-short equity hedge fund focused on the health care and consumer sectors. From 2005 to 2012, Mr. Boyd was a research analyst at Senator Investment Group, York Capital, and SAB Capital Management, where he focused on health care. Mr. Boyd began his career as an analyst at McKinsey & Company. Mr. Boyd currently serves as a member of the board of directors of Cerecor Inc. and EyeGate Pharmaceuticals, Inc. Mr. Boyd received a B.S. in Economics and a B.A. in Political Science from The Wharton School of the University of Pennsylvania.

Todd C. Davis, age 58, is the Founder and has served as the Managing Partner of RoyaltyRx Capital, a special opportunities investment firm, since 2018. From 2006 to 2018, Mr. Davis was a Founder and Managing Partner of Cowen/HealthCare Royalty Partners, a global healthcare investment firm. From 2004 to 2006, Mr. Davis was a partner at Paul Capital Partners, where he co-managed its royalty investments as a member of the Royalty Management Committee. From 2001 to 2004, he served as a partner responsible for biopharmaceutical growth equity investments at Apax Partners. Mr. Davis began his business career in sales at Abbott Laboratories where he held several commercial roles of increasing responsibility. He subsequently held general management, business development, and licensing roles at Elan Pharmaceuticals. Mr. Davis is a navy veteran and received a B.S. from the U.S. Naval Academy and an M.B.A. from the Harvard Business School. He currently serves on the board of directors of Palvella Therapeutics Inc., BioDelivery Sciences International, Inc., and Ligand Pharmaceuticals Incorporated. He is also a board member of the Harvard Business School Healthcare Alumni Association.

Keith Maher, M.D., age 51, has served as a Managing Director at Armistice Capital, LLC since 2019. From 2007 to 2018, Dr. Maher held senior roles at Schroder Investment Management, Omega Advisors, and Gracie Capital. Dr. Maher joined Gracie from Valesco Healthcare Partners a global healthcare fund he founded in partnership with Paramount Bio Capital. Prior to starting Valesco, Dr. Maher was a Managing Director at Weiss, Peck & Greer (WPG) Investments. He joined WPG from Lehman Brothers where he worked as an equity research analyst covering Medical Device and Technology companies. Dr. Maher received a BA in Biology from Boston University, an M.B.A. from Northwestern University’s Kellogg Graduate School of Management, and an M.D. from Albany Medical College. Dr. Maher completed his clinical training at the Mount Sinai Medical Center in the Department of Medicine.

Robert A. Yedid, age 62, has served as a Managing Director at LifeSci Advisors, LLC, a global healthcare dedicated investor relations /public relations firm since 2014. From 2011 to 2014, Mr. Yedid served as a Managing Director at ICR Inc., in its healthcare investor relations. Mr. Yedid previously served as a portfolio manager of Hillhouse Capital Management and as a portfolio manager and senior research analyst at Principled Capital, with responsibility for health care investing. From 1999 to 2000, he was a Vice President at Warburg Pincus, a private equity and venture capital firm, investing in health care. Mr. Yedid began his career as an investment banker, including serving as a Managing Director in the healthcare finance group at Bear Stearns & Co. From 1999 to 2001, he served as a member of the board of directors of The Medicines Company and from 1999 to 2001, he was member of the board of directors of Eurand International S.p.a., an Italian-based specialty pharma company. Mr. Yedid earned a B.A. in Economics from Yale University and an M.B.A. from the Stanford University Graduate School of Business.

Messrs. Davis and Yedid will each be entitled to receive cash and equity compensation in accordance with our non-employee director compensation policy. Pursuant to the policy, each will receive a pro rata portion of an annual cash retainer for serving on the board of directors ($40,000) and a pro rata portion of an annual cash retainer for serving as a member of the audit committee ($7,500), compensation committee ($5,000) and nominating and corporate governance committee ($4,000), as the case may be. Retainers are paid on a quarterly basis in the first week of the following quarter.

Mr. Boyd and Dr. Maher will not receive any cash or equity compensation in light of their positions with Armistice Capital which beneficially owns more than 50% of our common stock.

Messrs. Boyd, Davis and Yedid and Dr. Maher also will enter into our standard form of indemnification agreement which is filed as Exhibit 10.3 to our Current Report on Form 8-K (File No. 001-35285) filed with the U.S. Securities and Exchange Commission on February 20, 2018.

There are no arrangements or understandings between any of Messrs. Boyd, Davis and Yedid, and Dr. Maher, and any other persons, pursuant to which they were appointed as a member of our board of directors. There are no family relationships between any of Messrs. Boyd, Davis and Yedid and Dr. Maher, and any of our directors or executive officers. None of Messrs. Boyd, Davis and Yedid and Dr. Maher are a party to any current or proposed transaction with us for which disclosure is required under Item 404(a) of Regulation S-K.

Committees of the Board of Directors

In connection with the new director appointments, the committees of our board of directors were reconstituted as follows:

Audit Committee

Anne M. VanLent (Chair)

Michael J. Finney, Ph.D.

Robert A. Yedid

Compensation Committee

Richard J. Markham (Chair)

Anne M. VanLent

Todd C. Davis

Nominating and Governance Committee

Robert A. Yedid (Chair)

Richard J. Markham

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Date: October 28, 2019	By: /s/ WOUTER W. LATOUR, M.D.
Name: Wouter W. Latour, M.D.
Title: President and Chief Executive Officer